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                                                                     EXHIBIT 8.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                                          ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Marvin Winick             Alice Eastman Helle      Miranda L. Hughes          Miriam S. Sawtelle
DES MOINES, IOWA 50309-2510    Richard W. Baskerville    Michael R. Blaser        Duane P. Hagerty           James S. Niblock
                               Bruce Graves              Thomas D. Johnson        James A. Napier            Ann Holden Kendell
TELEPHONE: (515) 242-2400      Steven C. Schoenebaum     Charles J. Krogmeier     Christine B. Long          Rebecca A. Brommel
FACSIMILE: (515) 283-0231      Harold N. Schneebeck      Christopher R. Sackett   Kelly D. Hamborg
                               Paul D. Hietbrink         Sean P. Moore            Deborah J. Schmudlach
URL:  www.ialawyers.com        William C. Brown          Stuart I. Feldstein      William E. Hanigan         Patents and Trademarks
                               Richard K. Updegraff      Nancy S. Boyd            Danielle K. Dixon            James A. Napier
Offices in:                    Jill Thompson Hansen      James L. Pray            Mary A. Ericson
  Pella, Iowa                  Paul E. Carey             Brenton D. Soderstrum    Brian P. Rickert           Washington, D.C. Office
  Washington, D.C.             Douglas E. Gross          Fred L. Morris           Anna N. Evans                Brian Kennedy
                               John D. Hunter            Michael D. Treinen       Jeffrey L. Himrich
                               James H. Gilliam          Scott L. Long            Valerie D. Bandstra
                               Robert D. Andeweg         Ronni F. Begleiter       Alexander M. Johnson       Walter R. Brown
                                                                                                                (1921-2000)
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                                                       WRITER'S DIRECT DIAL NO.
                                                            (515) 242-2473
                                                        WRITER'S E-MAIL ADDRESS
                                                         hanigan@ialawyers.com

                               February 7, 2003

The Board of Directors
United Wisconsin Grain Producers, L.L.C.
W7503 Country Drive
Beaver Dam, Wisconsin 53916

     RE:  2002 Registration Statement; Tax Matters

Dear Sirs:

As counsel for United Wisconsin Grain Producers, L.L.C (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 27,500 of its membership interests (the "Units").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated February 7, 2003 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal
Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. Specifically, as set forth in the Registration Statement, the Company may expect to be treated as a partnership for federal income tax purposes. The section of the Registration Statement entitled "Federal Income Tax
Consequences of Owning Our Units" is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it

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June 15, 2002
Page 2

relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

Our opinion extends only to matters of law and does not extend to matters of fact other than those facts that we could readily ascertain. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our firm in the Registration Statement.


                                                          Very truly yours,


                                                          Bill Hanigan

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